SOURCE:  Internet Stock Market Resources, Inc.

Internet Stock Market Resources, Inc. Announces The Signing Of SurgiLight, Inc. As New Client

ST. PETERSBURG, Fla., Dec. 2, PRNewswire -- Internet Stock Market Resources, Inc. is announcing the addition of SurgiLight, Inc. (OTC Bulletin Board:
SRGL)  as the newest client to join ISMR's services.

SurgiLight, Inc.,  is a leading operator of international Laser Eye Centers
(LEC) and a pioneer in Cosmetic Mobile Laser Centers (CMLC). The Company currently operates more than 18 LEC and CMLC in Asia, Latin America and the U.S. and is organized into four divisions: Medical Laser Technology, Laser Eye Centers, Cosmetic Mobile Laser Centers, and Infrared Imaging Technology. The Company is continuing to pioneer leading edge developments in scanning lasers, infrared lasers for vision correction, laser presbyopia reversal, and diode-lasers for microsurgery.

To receive investor information please contact:  Investor Relations:
407-657-6500 or email: surgilight@aol.com. For online investor information go to http://www.internetstockmarket.com/corpprof/s/srgl.html

To receive updates on ISMR's Emerging Companies subscribe at http://www.internetstockmarket.com/listed/inquiry.html

Internet Stock Market Resources, Inc. (OTC BB: ISMR) is an information exchange and web destination of choice for investors, researchers, analysts, brokers, media, etc. to obtain rapid up-to-date information on publicly traded companies. All information is supplied by the companies upon becoming a member of ISMR and paying necessary fees to ISMR. Stock information and related financial material is included by ISMR at no extra charge.

Internet Stock Market Resources, Inc., herewith states that no other company mentioned in this release is related to SurgiLight, Inc., nor is any company mentioned in this release related to Internet Stock Market Resources, Inc. except through normal business relationships. For information regarding Internet Stock Market Resources, Inc., contact: Budd Morris, Pres. Ph:
727.896.9696 or e-mail morrisb@internetstockmarket.com
Web Site: http://www.internetstockmarket.com

SAFE HARBOR -- Safe Harbor for Forward-Looking Statements: Except for historical information contained herein, the statements in this Press Release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company's actual results in the future periods to differ materially from forecasted results.